UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): January 5, 2006

                             BSD MEDICAL CORPORATION
             (Exact name of registrant as specified in its charter)

           Delaware                  0-10783             75-1590407
--------------------------------------------------------------------------------
(State or other jurisdiction of    (Commission          (IRS Employer
        incorporation)            File Number)       Identification No.)


                              2188 West 2200 South
                           Salt Lake City, Utah 84119
          (Address of principal executive offices, including Zip Code)


       Registrant's telephone number, including area code: (801) 972-5555


                                       N/A
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 5.02 Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers.

On January 5, 2006, J. Gordon Short, a director of BSD Medical Corporation (the "Company"), notified the Company's Board of Directors (the "Board") of his decision to resign from the Board. Mr. Short served on the Company's Compensation Committee. Mr. Short's resignation did not result from any disagreement between the Company and him.

On January 5, 2006, Steven G. Stewart accepted an invitation to join the Board to serve until the next annual meeting of shareholders. Mr. Stewart will serve as the Board's finanical expert and Chairman of the Audit Committee. There is no arrangement or understanding between Mr. Stewart and any other individual pursuant to which Mr. Stewart was selected as a director, and there are no related party transactions between the Company and Mr. Stewart reportable under
Item 404(a) of Regulation S-B.

A copy of the press release announcing Mr. Short's resignation and Mr. Stewart's election is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01     Financial Statements and Exhibits.

(d)      Exhibits.

99.1     Press Release of BSD Medical Corporation dated January 9, 2006.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 10, 2006

                                       BSD MEDICAL CORPORATION

                                       By:  /s/ Hyrum A. Mead
                                       Name:    Hyrum A. Mead
                                       Title:   President and Chief
                                                Executive Officer

                                  EXHIBIT INDEX

Exhibit No.         Description

99.1                Press Release of BSD Medical Corporation dated January 9,
                    2006